                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                        Date of Report: February 6, 2008
                Date of Earliest Event Reported: January 31, 2008



                         WORLD WASTE TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



                                   California
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


                1-11476                                  95-3977501
--------------------------------------    --------------------------------------
       (Commission File Number)            (I.R.S.  Employer Identification No.)


13500 Evening Creek Drive, Suite 440, San Diego, California          92128
-----------------------------------------------------------     ----------------
        (Address of Principal Executive Offices)                   (Zip Code)


                                 (858) 391-3400
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c)).

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

      On February 1, 2008, David Rane, the then-Chief Financial Officer and Secretary of World Waste Technologies, Inc., a California corporation ("WWT"), resigned from all positions held by him with WWT, effective as of such date. Mr. Rane informed WWT that he was resigning as a result of the pending relocation of WWT's San Diego, California offices to Cupertino, California, and not as a result of any disagreement with WWT. Accordingly, Mr. Rane's resignation was deemed to be for "good cause" under the terms of his exiting employment agreement. On the same date, WWT and Mr. Rane entered into a Separation Agreement and General Release (the "Separation Agreement") pursuant to which WWT and Mr. Rane agreed to release each other from any and all claims. Mr Rane has the right to terminate the Separation Agreement within seven days of February 1, 2008.

      The Separation Agreement also provides that Mr. Rane will be retained as a consultant for the twelve-month period ending February 1, 2009. During this consultancy period, Mr. Rane will be responsible for (i) preparation and filing with the Securities and Exchange Commission, on WWT's behalf, of WWT's Annual Report on Form 10-K for the year ended December 31, 2007 (including execution of Sarbanes-Oxley Act certifications); and (ii) preparation and filing with the SEC of WWT's Quarterly Reports on Form 10-Q for the three and six months ended March 31, 2008 and June 30, 2008, respectively (or, in the event that at any point during the preparation of either Report, his successor is in place, then to be actively available, in person and/or by telephone, to consult with his successor regarding the full preparation and filing of any such Report). Mr. Rane also agreed to be available to WWT on a periodic basis with respect to transition activities assigned to him by WWT's Chief Executive Officer, including assisting Mr. Rane's successor with the full preparation and filing of Reports with the SEC. Although not required to account for his time during the consultancy period, Mr. Rane has agreed to be available on a timely basis to fulfill his enumerated duties.

      Consistent with the terms of his employment agreement, Mr. Rane will be paid $18,666.66 per month during the consultancy period and will be reimbursed for the cost of his medical, dental and vision insurance premiums (approximately $2,000 per month). Mr. Rane will retain the options he holds to acquire up to 750,000 shares of WWT's common stock, which options will continue to vest throughout the consulting period and thereafter remain in effect in accordance with their terms.

      A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated into this section by reference.

      Effective February 4, 2008, Adam Shore was retained by WWT to act as interim CFO on a consulting basis through April 1, 2008. Pursuant to his consulting agreement with WWT, Mr. Shore will be paid at the monthly rate of $8,000. Mr. Shore's consulting duties include performing services customarily performed by the chief financial officer of a public corporation, together with such other duties as may be assigned to him by WWT's CEO, including working with Mr. Rane to implement a CFO transition plan.

      From 1999 to June 2007, Mr. Shore, age 36, was employed by Calpine Corporation, a public company engaged in the generation and sale of electricity and electricity-related products, where he served in a number of capacities including Vice President-SEC & Financial Reporting and, most recently, Vice President-Financial Planning and Analysis. Mr. Shore holds a BA degree from Tufts University and an MBA, with an accompanying MS in Accounting, from Northeastern University.

      There are no family relationships between Mr. Shore and any executive officer or director of WWT.

      A copy of the consulting agreement with Mr. Shore is attached hereto as
Exhibit 10.2 and is incorporated into this section by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

      The following exhibits are filed as exhibits to this Current Report on Form 8-K:

      EXHIBIT NO.       DESCRIPTION

         10.1 Separation Agreement and General Release, dated as of February 1, 2008, between WWT and David Rane.

         10.2 Consulting Agreement, dated as of February 4, 2008, between WWT and Adam Shore.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: February 5, 2008                          WORLD WASTE TECHNOLOGIES, INC.


                                                By: /s/ JOHN PIMENTEL
                                                    -----------------
                                                    John Pimentel
                                                    CHIEF EXECUTIVE OFFICER